                                                                     EXHIBIT 4.1

                             FORM OF FIXED RATE NOTE

                                 [FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.



REGISTERED               CUSIP No.28368E AD 8      PRINCIPAL AMOUNT: $
No. FXR-01



                               EL PASO CORPORATION
                             7.80% MEDIUM TERM NOTE
                                  (Fixed Rate)


Original Issue Date: July 30, 2001    Interest Rate: 7.80% per annum      Stated Maturity Date: August 1, 2031


Interest Payment Date(s)                         Record Date(s): June 1 and December 1
[X]  August 1 and February 1, commencing February 1, 2002
[ ]  Other:

Redemption
[ ]  No

[X]  Yes:

Redemption Commencement Date: July 30, 2001

Initial Redemption Percentage: At Make-Whole Price (See Reverse of Note)

Annual Redemption Percentage Reduction:  N/A


Repayment
[X]  No
[ ]  Yes, at Option of Holder
Optional Repayment Dates:  N/A


Optional Repayment Price:  N/A


Interest Rate Reset
[X]  No
[ ]  Yes, at Option of the Company               Optional Reset Date(s):  N/A


Extension Of Maturity
[X]  No
[ ]  Yes, At Option Of The Company

Extension Period:  N/A                           No. of Extension Periods:  N/A              Final Maturity:
N/A


Specified Currency:
[X]  U.S. Dollars
[ ]  Other:                                      Exchange Rate Agent:  N/A


Authorized Denomination
[X]  $1,000 and Integral Multiples Thereof
[ ]  Other:

Original Issue Discount:
[X]  No
[ ]  Yes:

Total Amount of OID:  N/A                        Initial Accrual Period:  N/A                Yield to Maturity:  N/A


Amortizing Note:
[X]  No
[ ]  Yes (See Addendum)

Indexed Note:                                    Addendum Attached
[X]  No                                          [X]  No
[ ]  Yes (See Addendum)                          [ ]  Yes

Other Provisions:  None

         EL PASO CORPORATION (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ______________, on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Issue Date specified above, and at Maturity; provided, however, that the first payment of interest on any Note originally issued between a record date and an Interest Payment Date will be made on the first Interest Payment Date following the next succeeding record date to the Holder of this Note on such succeeding record date. Unless otherwise specified on the face hereof, interest on this Note (as defined on the reverse hereof) will be computed on the basis of a 360-day year of twelve 30-day months.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other Provisions" apply to this Note as specified above, this Note shall be modified by and subject to the terms set forth in such Addendum or such "Other Provisions."

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fourteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable.

         "Business Day," as used herein, means each Monday, Tuesday, Wednesday, Thursday and Friday that is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or any other place or places where the principal of (and premium, if any) and interest on the Notes is payable and also, with respect to Notes denominated in a Specified Currency other than U.S. dollars, in the Principal Financial Center (as defined below) of the country issuing the Specified Currency.

         Payment of principal, premium, if any, and interest in respect of this Note due at Maturity to be made in U.S. dollars will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the office of the Paying Agent in The City of New York, or at such other places as may be designated by the Company;

provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Unless otherwise specified above, if any payment at Maturity is to be made in a Specified Currency other than U.S. dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank located in the Principal Financial Center of the country issuing the Specified Currency or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated by the Holder hereof at least five Business Days prior to Maturity, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form) is presented and surrendered at the aforementioned office of the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. (Such designation with respect to a payment in other than U.S. dollars shall be made by filing the appropriate information with the Paying Agent at the office of the Paying Agent in The City of New York, and, unless revoked, any such designation made with respect to this Note by its registered Holder will remain in effect with respect to any further payments with respect to this Note payable to its Holder. If such a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder of this Note at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five Business Days of such receipt.) The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder of this Note.

         If this Note is denominated in and principal, premium, if any, and interest is payable in U.S. dollars, principal (and premium, if any) and any interest will be payable at the principal corporate trust office of the Trustee in The City of New York, or at such other places as may be designated by the Company, provided that the Company, at its option, may pay interest other than interest due at Maturity by check mailed or delivered to the address of the person entitled thereto as such address appears in the Security Register, or by wire transfer of immediately available funds to an account designated by such person if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 10 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Paying Agent shall remain in effect until revoked by such Holder. Unless otherwise specified above, any interest on this Note (other than interest at Maturity) that is payable in a Specified Currency other than U.S. dollars will be paid by mailing a check or draft in the Specified Currency drawn on an account at a bank outside of the United States.

         If any Interest Payment Date, Redemption Date, Optional Repayment Date or Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest

Payment Date, Redemption Date, Optional Repayment Date or Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

         "Principal Financial Center" means the capital city of the country issuing the Specified Currency in respect of which payment on the Notes is to be made, except that with respect to U.S. dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

         The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than U.S. dollars, any such amounts so payable by the Company, at the option of the Company, may be converted by the Exchange Rate Agent specified above into U.S. dollars for payment to the Holder of this Note; provided, however, that, if specified above under "Other Provisions," the Holder of this Note may elect to receive such amounts in U.S. dollars or in the Specified Currency pursuant to the provisions set forth below.

         Payments of principal of, premium, if any, and interest on any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the office of the Paying Agent in The City of New York on or before such Regular Record Date, or the date 15 days before Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments of principal of, premium, if any, and interest on such Note payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before Maturity, as the case may be.

         Any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m. New York City time on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of such Foreign Currency Note by deductions from such payments. If three such bid quotations are not available on the second Business Day prior to the applicable payment date, payments may be made in the Specified Currency

         A Holder of a Foreign Currency Note may elect to receive payment of the principal of and premium, if any, and interest on such Note in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Such written request may be may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the applicable Specified Currency for all such principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be.

         If the principal of, and premium, if any, or interest on any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Note by making such payment (including any such payment at Maturity) in U.S. dollars on the basis of the methodology described in the second preceding paragraph.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                     [rest of page intentionally left blank]

         IN WITNESS WHEREOF, El Paso Corporation has caused this Note to be executed.


                                     EL PASO CORPORATION



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
as Trustee


By:
   -----------------------------------------
              Authorized Officer

                            [FORM OF REVERSE OF NOTE]

                               EL PASO CORPORATION
                             7.80% MEDIUM TERM NOTE
                                  (Fixed Rate)


              This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of May 10, 1999, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Due Nine Months or More from Date Issued" (the "Notes"). All terms used but not defined in this Note or specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

              This Note is issuable only in registered form without coupons. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in other than U.S. dollars will be initially issued in denominations of the equivalent of $1,000 in the Specified Currency (rounded down to an integral multiple of 1,000 units of such Specified Currency), at the noon buying rate for cable transfers in The City of New York of such Specified Currency (the "Exchange Rate") on the Business Day next preceding the date on which the Company accepts the offer to purchase such Note.

              This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will be redeemable but not repayable prior to the Stated Maturity Date.

              The Company has the option, if specified on the face hereof, to reset the interest rate on the date or dates specified on the face hereof as Optional Reset Dates. If the Company elects to reset the interest rate, the Holder will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any interest accrued to, such Optional Reset Date (or, for an Original Issue Discount Note, as specified below). In order for this Note to be so repaid on an Optional Reset Date, the Holder must follow the procedures specified below in connection with optional repayment, except that
(i) the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date and (ii) a Holder who has tendered a Note for repayment pursuant to a Reset Notice (as defined below) may, by written notice to the Trustee, revoke any such tender until the close of business on the tenth day prior to such Optional Reset Date.

              The Company may exercise the option to reset the interest rate on this Note by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for this Note will mail, first class, postage prepaid, or deliver to the Holder a notice (the "Reset Notice"). The Reset Notice will indicate whether the Company has elected to reset the interest rate and, if so, (i) such new interest rate and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of this Note (each such period, a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

              Notwithstanding the foregoing, the Company may, at its option, revoke the interest rate as provided for in the Reset Notice, and establish a higher interest rate than the interest rate provided for in the relevant Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date, by causing the Trustee to mail or deliver to the Holder, not later than 20 days prior to an Optional Reset Date for this Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), notice of such higher interest rate. Such notice will be irrevocable. The Company must notify the Trustee of its intention to revoke such Reset Notice at least 25 days prior to such Optional Reset Date. If the interest rate of this Note is reset on an Optional Reset Date and the Holder has not tendered this Note for repayment (or has validly revoked any such tender) in accordance with the applicable procedures this Note will bear such higher interest rate for the Subsequent Interest Period.

              As specified on the face hereof, this Note will be subject to redemption at the option of the Company on any date on and after the Redemption Commencement Date specified on the face hereof, in whole or from time to time in part, at the Make-Whole Price (as defined below), on notice given no more than 60 nor less than 30 calendar days prior to the date of redemption (the "Redemption Date") and in accordance with the provisions of the Indenture. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in the case of both (i) and (ii), accrued and unpaid interest to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the Redemption Date, interest will cease to accrue on the principal amount of this Note to be redeemed. In the event of redemption of the Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note.

              "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

              "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

              "Reference Treasury Dealer" means (i) Banc of America Securities LLC; ABN AMRO Incorporated; and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers the Company selects.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

              "Treasury Rate" means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

              Notwithstanding Section 1104 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Make-Whole Price with respect to the foregoing redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

              If specified on the face hereof, this Note (unless this Note is an Original Issue Discount Note) will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000

(or 1,000 units of the Specified Currency), at the Optional Repayment Price stated on the face hereof, which is a price equal to 100% of the unpaid principal amount to be repaid, together with any accrued and unpaid interest and premium payable thereon to the specified Optional Repayment Date (each, a "Repayment Date"). For this Note to be repaid, the Company must receive at its offices or agencies for that purpose in The City of New York not more than 60 nor less than 30 calendar days prior to the Repayment Date, (i) the Note with the form herein entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" herein duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final and binding.

              If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of Maturity will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption, the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) minus 100% multiplied by the Issue Price specified on the face hereof, net of any portion of such Issue Price which has been paid prior to the Redemption Date, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event, the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The accrued interest described in clause (iii) above will be computed on the basis of a 360-day year of twelve 30-day months, compounded semiannually. The "Amortized Face Amount" means an amount equal to
(i) the Issue Price plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Original Issue Date to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of this Note which has been paid from the Original Issue Date to the date of determination.

              If the Maturity of an Original Discount Note that bears no interest falls on a day that is not a Business Day with respect to such Original Issue Discount Note, the payment due at Maturity will be made on the following day that is a Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after Maturity.

              Unless otherwise stated on the face hereof, each Note will mature at the Stated Maturity Date of such Note. If stated on the face hereof, the Company has the option to extend the Stated Maturity Date of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face hereof.

              The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the old Stated Maturity Date for such Note. Not later than 40 days prior to the old Stated Maturity Date of such Note, the Trustee for such Note will mail , first class, postage prepaid, or deliver to the Holder thereof a notice (the "Extension Notice"). The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity Date of such Note; (ii) the new Stated Maturity Date; (iii) the interest rate applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing or delivery by such Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity Date of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing or delivering of such Extension Notice.

               Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity Date of such Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate provided for in the Extension Notice for such Note and establish a higher interest rate for the Extension Period, by causing the Trustee for such Note to mail, first class, postage prepaid, or deliver notice of such higher interest rate to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity Date is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

              If the Company extends the Stated Maturity Date of this Note, the Holder of this Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity Date at a price equal to the aggregate principal amount thereof outstanding on, plus interest accrued to, such date or, for an Original Issue Discount Note, as described above. In order for a Note to be repaid on the old Stated Maturity Date once the Company has extended the Stated Maturity Date thereof, the Holder thereof must follow the procedures applicable to optional repayment set forth above, except that (i) the period for delivery of this Note or notification to the Trustee for this Note will be at least 25 but not more than 35 days prior to the old Stated Maturity Date and
(ii) a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity Date.

              If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

              The Indenture contains provisions for discharge of the Notes and for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of a series of Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all series of Debt Securities (acting as one class) at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of all affected series, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount and having the same terms and conditions, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Indenture provides that no recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Company or of any predecessor or successor of the Company with respect to the Company's obligations on the Notes or the obligations of the Company under the Indenture. Each Holder by accepting a Note waives all such recourse.

              Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

              The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                  ABBREVIATIONS



The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties         (Cust) (Minor) under Uniform Gifts to Minors
                                               Act
JT TEN  - as joint tenants with right of
          survivorship and not as tenants in
          common

                                               (State)

     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------

(Please print or typewrite name and address including postal zip code of assignee)


the within Note and all rights thereunder hereby irrevocably constituting and appointing


Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.




Date:



                                               Notice:    The  signature(s) on this assignment must
                                                          correspond with the name(s) as written upon
                                                          the  face of the within Note in every
                                                          particular, without alteration or
                                                          enlargement or any change whatsoever.